EXHIBIT 10.4


                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT made as of May 1, 2001, by and between Madison Venture Capital II, Inc., a New York corporation with offices at 150 East 58th Street - 24th Floor, New York, New York 10022 ("MVC"), RKP Capital Partners, LLC, an Illinois limited liability company with offices at One Magnificent Mile, Chicago, Illinois 60611 ("RKP") and NovaCorp, LLC, an Illinois limited liability company ("NCLLC) (MVC, RKP and NCLLC are hereinafter collectively referred to as the "Consultant") on one hand and DFR Associates I, Inc., a Delaware corporation with offices at 150 East 58th Street - 24th Floor, New York, New York 10022 (hereinafter referred to as the "Company") and Spent Lamp Recycling Technology, an Illinois corporation with offices at 734 North Wells Street, Chicago, Illinois 60610 (the "Subsidiary") on the other hand.

     WHEREAS, the Company desires to obtain the continued benefit of the services of Consultant to provide the services hereinafter set forth to the Company and the Subsidiary during a five year period commencing May 1, 2001 and ending on April 30, 2006 at the rate of compensation set forth herein; and

     WHEREAS,  Consultant  desires  to  render  such  services  to  the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and the acts herein described, it is agreed between the parties as follows:

1. The Company hereby engages and retains Consultant and Consultant hereby agrees to render services and advice to the Company, for a five (5) year period commencing May 1, 2001 and ending April 30, 2006.

2. The services to be rendered by Consultant shall consist giving advice of a general business nature, including, but not limited to advice on operating as a publicly held company, and, if the Company (or its successor by merger) shall obtain directors liability insurance in an amount reasonably satisfactory to the Consultant, providing one of its principals to serve on the Board of Directors of the Company to give advice and opinions to the Company concerning, but not limited to, consulting with management concerning the development of the business of the Company and general business advice. Consultant may also seek and evaluate acquisition candidates for the Company. Consultant shall have the sole discretion as to the form, manner and place in which said advice shall be given and the amount of time to be devoted to serve under this Agreement. Except as provided hereinafter, an oral opinion by Consultant to the Company shall be considered sufficient compliance with the requirements of this paragraph. Consultant shall devote to the Company only such time as it may deem necessary, and when reasonably requested by the Company, and shall not by this Agreement be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for or on behalf of persons, firms or corporations other than the Company. The Company recognizes the Consultant provides services to other clients. The Company acknowledges that it has already received substantial advice and services from the Consultant and its beneficial owners.

3.          The  Company  shall  compensate  the  Consultant  as  follows:
     (i) The payment of a fee of $1,750 by check on the first day of each month during the term of this Agreement to each of MVC and RKP and by check on the first day of each month during the term of this agreement to NCLLC in the amount of $3,500 (for a total of $7,000 each month);

     (ii) In connection with any Merger or other Acquisition where the acquired company was introduced to the Company by the Consultant payment, in cash, upon the closing of the transaction (unless the Consultant and the Company shall mutually agree to a payment other than in cash) based upon the value of the transaction with any of the Company's securities being valued at their market value at the time of the transaction based on the following formula:

(A) 5% of the first one million ($1,000,000) dollars of the value of the transaction;

(B) 4% of the amount of the value of the transaction in excess of one million ($1,000,000) dollars up to and including two million ($2,000,000) dollars;

(C) 3% of the amount of the value of the transaction in excess of two million ($2,000,000) dollars up to and including three million ($3,000,000) dollars;

(D) 2% of the amount of the value of the transaction in excess of three million ($3,000,000) dollars up to and including four million ($4,000,000) dollars; and

(E) 1% of the amount of the value of the transaction in excess of four million ($4,000,000) dollars.

     The payment of fees under this sub-paragraph (ii) shall apply to any merger or acquisition which is consummated with any party introduced to the Company be the Consultant during the term of this Agreement or within two years thereafter. Unless MVC, RKP and NCLLC shall agree otherwise, all fees to the Consultant shall be divided as follows: MVC. (25%); RKP (25%) and NCLLC (50%).

     For purposes of this Agreement, "Merger or Acquisition" means (A) any transaction or series of transactions whereby, directly or indirectly, (i) 50% of the assets, revenues or income of the Company or any of its subsidiaries or affiliates or (ii) more than 50% of the capital stock of the Company or any of its subsidiaries or affiliates is acquired, licensed or leased, with or without a purchase option, by another party or parties or is transferred to another party or parties in any manner, including by way of stock purchase, sale, or exchange, merger, consolidation, reorganization, recapitalization, liquidation, joint venture or partnership, minority investment, tender or exchange offer, open market or negotiated purchase or any similar transaction or any combination of the foregoing or (B) any transaction or series of transactions whereby, directly or indirectly, (i) 50% of the assets, revenues or income of any other entity or (ii) more than 50% of the capital stock of any other entity is acquired, licensed or leased, with or without a purchase option, by the Company or any of its subsidiaries or affiliates or is transferred to the Company or any of its subsidiaries or affiliates in any manner, including by way of stock purchase, sale, or exchange, merger, consolidation, reorganization, recapitalization, liquidation, joint venture or partnership, minority investment, tender or exchange offer, open market or negotiated purchase or any
similar  transaction  or  any  combination  of  the  foregoing. (iii)     The
Company shall reimburse the Consultant for any out-of-pocket disbursements and expenses in connection with services rendered, upon submission of substantiation therefore.

          4. The Company agrees to indemnify and hold harmless Consultant, its officers, directors, employees and agents and each person, if any who controls the Consultant, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to attorneys' fees and any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue or alleged untrue statement of a material fact contained (i) in any information provided to Consultant by the Company or (ii) arising out of Consultant's services.

     If any action is commenced against the Consultant or any of its officers, directors, employees, agents or controlling persons (an indemnified party) in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the indemnifying party in writing of the commencement of such action and the indemnifying party shall assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party in connection with the defense of such action or the indemnifying party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Consultant of the commencement of any litigation or proceeding against the Company or any of its officers or directors in connection with any matter covered by the services to be rendered by Consultant.

     None of Consultant its officers, directors, employees, affiliates, subsidiaries, agents or controlling persons shall have any liability to the Company, its subsidiaries or affiliates or any person asserting a claim on behalf of or in the right of the Company or its subsidiaries or affiliates in connection with or as a result of Consultant's engagement hereunder or any matter referred to herein, except to the extent that a loss, claim, liability, damage or expense incurred by the Company or its subsidiary or affiliate is finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct or fraud of the person or entity performing services hereunder. The Company, for itself and for anyone claiming through it or in its name or on behalf of its security holders or other owners irrevocably waives any right it may have to a trial by jury with respect to relative to or arising under this Agreement or Consultant's engagement hereunder. Without the prior written consent of Consultant, which shall not be unreasonably withheld, the Company shall not settle, compromise, or consent to the entry of a judgement in any pending or threatened claim, action or proceeding if, following such event, indemnity against the Consultant or its officers, directors, employees affiliates subsidiaries, agents, or controlling persons may be sought.

          5. This instrument contains the entire agreement of the parties. There are no representations or warranties other than as contained herein, and there shall not be any liability to Consultant for any services rendered to the Company pursuant to the terms of this Agreement. No waiver or modification hereof shall be valid unless executed in writing with the same formalities as this Agreement. Waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any other of subsequent breach, whether of like or of a different nature.

          6. This Agreement shall be construed according to the laws of the State of New York as they are applied to agreements executed and to be performed entirely within such State and shall be binding upon the parties hereto, their successors and assigns.

          7. All notices required to be given under his agreement shall be given by Certified Mail Return Receipt Requested or by recognized overnight courier (signature required) to the addresses set forth at the head of this Agreement unless a different address is specified in a notice to a party.

          8. This agreement supercedes the consulting agreement between SLRT and NCLLC, dated April 20, 2000 and also supercedes a consulting agreement by and among MVC, RKP, DFR and SLRT, dated as of May 1, 2001.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed and their respective seals to be hereunto affixed the day and year first above written.

                         Madison  Venture  Capital  II,  Inc.

                         By:  ---------------------------------
                              Dr.  Eugene  Stricker,  President

                         RKP  Capital  Partners,  LLC



                         By:  ---------------------------------
                                   Robert  M.  Rubin


                         NovaCorp,  LLC




                         By:  ----------------------------------
                              Frank  Anthony  Contaldo,  President

                         D.F.R  Associates  I,  Inc.



                         By:   ----------------------------------
                               Lawrence  C.  Kelly,  President

                         Spent  Lamp  Recycling  Technology,  Inc.



                         By:  ------------------------------------
                              Lawrence  C.  Kelly,  President